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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of Pegasus Communications Corporation to be filed on Form S-4 of our report dated March 14, 1997 except as to note 14 for which the date is March 10, 1997, on our audits of the consolidated financial statements and financial statement schedule of Pegasus Communications Corporation. We also consent to the reference to our firm under the caption "Experts."


                                                  /s/ Coopers & Lybrand L.L.P.
                                                  ----------------------------
                                                  COOPERS & LYBRAND L.L.P.

Philadelphia, Pennsylvania
November 12, 1997